Exhibit 99.1

Energy Recovery Reports its Second Quarter 2024 Financial Results

SAN LEANDRO, Calif. - July 31, 2024 – Energy Recovery, Inc. (Nasdaq:ERII) (“Energy Recovery” or the “Company”) today announced its financial results for the second quarter and six months ended June 30, 2024.

Second Quarter Highlights
•Revenue of $27.2 million, exceeding the upper end of our guidance of $20 - $25 million.
•Gross margin of 64.6%, a decrease of 80 bps, as compared to Q2’2023, due primarily to higher manufacturing costs.
•Operating expenses of $19.6 million, an increase of 21.4%, as compared to Q2’2023, due primarily to the enhancement of our corporate growth strategy, increased investments within sales and marketing, and executive transition costs.
•Loss from operations of $2.0 million, mainly due to lower gross margin and higher operating expenses.
•Net loss of $0.6 million and adjusted EBITDA of $5.2 million.
•Cash and investments of $138.0 million, which include cash, cash equivalents, and short- and long-term investments.

David Moon, President and CEO, commented on the financial results: “Operationally, the second quarter played out as we expected and second quarter revenue of $27 million exceeded the top-end of our guidance of $20–$25 million. As we have stated since the beginning of the year, this year’s revenue cadence is heavily weighted to the third and fourth quarters, and we reaffirm our full-year revenue guidance of $140–$150 million.”

Mr. Moon added, “In our CO2 business, we commissioned nine second-generation PX G1300 deployments at both existing and new customer sites with a tenth site to be commissioned by the end of August. We believe the summer runtime data we are collecting now, and will be collecting over the next few months, is crucial to the commercial adoption of the PX G1300.”

Mr. Moon continued, “On the corporate side, my team and I have made excellent progress on the strategic work undertaken earlier this year and have completed the Where to Play phase and we are now in the How to Play phase. I look forward to presenting the strategy and roadmap for using our PX technology to drive growth and to create real value for our shareholders.”

Financial Highlights

	Quarter-to-Date			Year to Date
	Q2’2024	Q2’2023	vs. Q2’2023	2024	2023	2024 vs. 2023
	(In millions, except net loss per share, percentages and basis points)
Revenue	$27.2	$20.7	up 31%	$39.3	$34.1	up 15%
Gross margin	64.6%	65.4%	down 80 bps	62.9%	63.6%	down 70 bps
Operating margin	(7.4%)	(12.5%)	up 510 bps	(33.0%)	(31.3%)	down 170 bps
Net loss	($0.6)	($1.7)	up 61%	($8.9)	($8.0)	down 12%
Net loss per share	($0.01)	($0.03)	up 67%	($0.16)	($0.14)	down 14%
Effective tax rate				10.5%	15.2%
Cash provided by (used for) operations	$8.1	($4.1)		$14.6	$4.5

Non-GAAP Financial Highlights (1)

	Quarter-to-Date			Year to Date
	Q2’2024	Q2’2023	vs. Q2’2023	2024	2023	2024 vs. 2023
	(In millions, except adjusted net income (loss) per share, percentages and basis points)
Adjusted operating margin	15.3%	(4.2%)	NM	(7.7%)	(19.6%)	NM
Adjusted net income (loss)	$5.1	($0.1)	NM	$0.5	($4.6)	up 111%
Adjusted net income (loss) per share	$0.09	$0.00	NM	$0.01	($0.08)	up 113%
Adjusted EBITDA	$5.2	$0.2		($1.0)	($4.7)
Free cash flow	$7.9	($4.7)		$13.5	$3.7

(1)Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.
NM    Not Material

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including expectations regarding revenue guidance for the year, the timing of potential new CO2 deployments, our belief that the summer runtime data is crucial to the commercial adoption of the PX G1300 . These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include risks relating to the future demand for the Company’s products, risks relating to performance by our customers and third-party partners, risks relating to the timing of revenue, and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2023, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted operating margin, adjusted net income (loss), adjusted net income (loss) per share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Notes to the Financial Results
•Adjusted operating margin is a non-GAAP financial measure that the Company defines as loss from operations which excludes i) share-based compensation; and ii) executive transition costs, such as executive search costs, retention costs, one-time severance costs and one-time corporate growth strategy costs, divided by revenues.
•Adjusted net income (loss) is a non-GAAP financial measure that the Company defines as net income which excludes i) share-based compensation; ii) executive transition costs; and iii) the applicable tax effect of the excluded items including the share-based compensation discrete tax item.
•Adjusted net income (loss) per share is a non-GAAP financial measure that the Company defines as net loss, which excludes i) share-based compensation; ii) executive transition costs and iii) the applicable tax effect of the excluded items including the share-based compensation discrete tax item, divided by basic shares outstanding.
•Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net loss which excludes i) depreciation and amortization; ii) share-based compensation; iii) executive transition costs; iv) other income, net, such as interest income and other non-operating expense, net; and v) provision for (benefit from) income taxes.
•Free cash flow is a non-GAAP financial measure that the Company defines as net cash provided by (used in) operating activities less capital expenditures.

Conference Call to Discuss Financial Results
LIVE CONFERENCE CALL:
Wednesday, July 31, 2024, 2:00 PM PT / 5:00 PM ET
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354

CONFERENCE CALL REPLAY:
Available approximately three hours after conclusion of the live call.
Expiration: Friday, August 30, 2024
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13747957

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s website located at https://ir.energyrecovery.com/news-events/ir-calendar.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery (Nasdaq: ERII) is a trusted global leader in energy efficiency technology. Building on the Company’s pressure exchanger technology platform, the Company designs and manufactures reliable, high-performance solutions that generate cost savings and increase energy efficiency across several industries. With a strong foundation in the desalination industry, the Company has delivered transformative solutions that optimize operations and deliver positive environmental impact to its customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, the Company has manufacturing and research and development facilities across California and Texas with sales and on-site technical support available globally. To learn more, visit https://energyrecovery.com/.

Contact
Investor Relations
ir@energyrecovery.com
+1 (346) 382-6927

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2024	December 31, 2023
	(In thousands)
ASSETS
Cash, cash equivalents and investments	$138,027	$122,375
Accounts receivable and contract assets	21,198	47,529
Inventories, net	33,659	26,149
Prepaid expenses and other assets	3,690	3,251
Property, equipment and operating leases	27,847	30,168
Goodwill	12,790	12,790
Deferred tax assets and other assets	11,832	10,712
TOTAL ASSETS	$249,043	$252,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$14,906	$18,583
Contract liabilities and other liabilities, non-current	3,300	1,304
Lease liabilities	12,324	13,279
Total liabilities	30,530	33,166

Stockholders’ equity	218,513	219,808
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$249,043	$252,974

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands, except per share data)
Revenue	$27,199	$20,723	$39,289	$34,124
Cost of revenue	9,633	7,180	14,588	12,426
Gross profit	17,566	13,543	24,701	21,698

Operating expenses
General and administrative	9,532	7,269	17,098	14,335
Sales and marketing	6,104	5,092	12,256	9,986
Research and development	3,944	3,768	8,295	8,074
Total operating expenses	19,580	16,129	37,649	32,395
Loss from operations	(2,014)	(2,586)	(12,948)	(10,697)
Other income, net	1,614	656	3,003	1,312
Loss before income taxes	(400)	(1,930)	(9,945)	(9,385)
Provision for (benefit from) income taxes	242	(265)	(1,043)	(1,424)
Net loss	$(642)	$(1,665)	$(8,902)	$(7,961)

Net loss per share
Basic	$(0.01)	$(0.03)	$(0.16)	$(0.14)
Diluted	$(0.01)	$(0.03)	$(0.16)	$(0.14)

Number of shares used in per share calculations
Basic	57,366	56,363	57,234	56,296
Diluted	57,366	56,363	57,234	56,296

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net loss	$(8,902)	$(7,961)
Non-cash adjustments	7,586	5,204
Net cash provided by (used in) operating assets and liabilities	15,886	7,280
Net cash provided by operating activities	14,570	4,523

Cash flows from investing activities:
Net investment in marketable securities	(42,895)	(16,269)
Capital expenditures	(1,025)	(849)
Proceeds from sales of fixed assets	90	82
Net cash used in investing activities	(43,830)	(17,036)

Cash flows from financing activities:
Net proceeds from issuance of common stock	1,502	379
Net cash provided by financing activities	1,502	379

Effect of exchange rate differences	(24)	41
Net change in cash, cash equivalents and restricted cash	$(27,782)	$(12,093)
Cash, cash equivalents and restricted cash, end of period	$40,443	$44,365

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Channel Revenue

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	vs. 2023	2024	2023	vs. 2023
	(In thousands, except percentages)
Megaproject	$15,815	$12,211	up 30%	$19,915	$15,454	up 29%
Original equipment manufacturer	6,945	4,702	up 48%	10,291	11,538	down 11%
Aftermarket	4,439	3,810	up 17%	9,083	7,132	up 27%
Total revenue	$27,199	$20,723	up 31%	$39,289	$34,124	up 15%
Segment Activity

	Three Months Ended June 30,
	2024				2023
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$26,918	$281	$—	$27,199	$20,514	$209	$—	$20,723
Cost of revenue	9,345	288	—	9,633	6,921	259	—	7,180
Gross profit (loss)	17,573	(7)	—	17,566	13,593	(50)	—	13,543

Operating expenses
General and administrative	1,912	984	6,636	9,532	1,860	947	4,462	7,269
Sales and marketing	3,837	1,700	567	6,104	3,120	1,441	531	5,092
Research and development	1,073	2,871	—	3,944	843	2,925	—	3,768
Total operating expenses	6,822	5,555	7,203	19,580	5,823	5,313	4,993	16,129
Operating income (loss)	$10,751	$(5,562)	$(7,203)	$(2,014)	$7,770	$(5,363)	$(4,993)	$(2,586)

	Six Months Ended June 30,
	2024				2023
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$39,007	$282	$—	$39,289	$33,810	$314	$—	$34,124
Cost of revenue	14,299	289	—	14,588	12,022	404	—	12,426
Gross profit (loss)	24,708	(7)	—	24,701	21,788	(90)	—	21,698

Operating expenses
General and administrative	3,834	2,002	11,262	17,098	3,798	1,915	8,622	14,335
Sales and marketing	7,582	3,507	1,167	12,256	6,295	2,611	1,080	9,986
Research and development	2,173	6,122	—	8,295	2,023	6,051	—	8,074
Total operating expenses	13,589	11,631	12,429	37,649	12,116	10,577	9,702	32,395
Operating income (loss)	$11,119	$(11,638)	$(12,429)	$(12,948)	$9,672	$(10,667)	$(9,702)	$(10,697)

Share-based Compensation

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(In thousands)
Stock-based compensation expense charged to:
Cost of revenue	$461	$148	$804	$397
General and administrative	1,011	763	2,418	1,723
Sales and marketing	912	550	1,922	1,248
Research and development	433	255	956	652
Total stock-based compensation expense	$2,817	$1,716	$6,100	$4,020

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Quarter-to-Date		Year to Date
	Q2'2024	Q2'2023	Q2'2024	Q2'2023
	(In millions, except shares, per share and percentages)
Operating margin	(7.4)%	(12.5)%	(33.0)%	(31.3)%
Share-based compensation	10.4	8.3	15.5	11.8
Executive transition costs	12.3	—	9.7	—
Adjusted operating margin	15.3%	(4.2)%	(7.7)%	(19.6)%

Net loss	$(0.6)	$(1.7)	$(8.9)	$(8.0)
Share-based compensation	2.8	1.7	6.1	4.0
Executive transition costs (2)	3.0	—	3.5	—
Share-based compensation discrete tax item	(0.1)	(0.1)	(0.2)	(0.6)
Adjusted net income (loss)	$5.1	$(0.1)	$0.5	$(4.6)

Net loss per share	$(0.01)	$(0.03)	$(0.16)	$(0.14)
Adjustments to net loss per share (3)	0.10	0.03	0.17	0.06
Adjusted net income (loss) per share	$0.09	$—	$0.01	$(0.08)

Net loss	$(0.6)	$(1.7)	$(8.9)	$(8.0)
Share-based compensation	2.8	1.7	6.1	4.0
Depreciation and amortization	1.0	1.0	2.0	2.0
Executive transition costs	3.3	—	3.8	—
Other income, net	(1.6)	(0.7)	(3.0)	(1.3)
Provision for (benefit from) income taxes	0.2	(0.3)	(1.0)	(1.4)
Adjusted EBITDA	$5.2	$0.2	$(1.0)	$(4.7)

Free cash flow
Net cash provided by (used in) operating activities	$8.1	$(4.1)	$14.6	$4.5
Capital expenditures	(0.2)	(0.6)	(1.0)	(0.8)
Free cash flow	$7.9	$(4.7)	$13.5	$3.7

(1)Amounts may not total due to rounding.
(2)Amounts presented are net of tax.
(3)Refer to the sections “Use of Non-GAAP Financial Measures” for description of items included in adjustments.